Exhibit 10.1

RID:

Confidential

Identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

JOINT DEVELOPMENT AGREEMENT

THIS JOINT DEVELOPMENT AGREEMENT (this “Agreement”) is made and entered into on July 22, 2024 (the “Effective Date”) by and between Honda R&D Co., Ltd., a corporation organized and existing under the laws of Japan, having its principal place of business 1-4-1 Chuo, Wako-shi, Saitama 351-0193 Japan (hereinafter referred to as “Honda”), and SunHydrogen, Inc., a Nevada corporation organized and existing under the laws of Nevada, United States, having its principal place of business at BioVentures Center, 2500 Crosspark Road, Coralville, IA 52241　(hereinafter referred to as “SunHydrogen”). Each party entering into this Agreement may be referred to individually as a “Party,” or collectively, the “Parties.”

WITNESSETH:

WHEREAS, Honda is in the business of, among other things, designing, manufacturing, and supplying Products and possesses intellectual property rights and know-how relating thereto;

WHEREAS, SunHydrogen is a corporation engaged in developing innovative technologies for the production of renewable hydrogen utilizing semiconductor materials and possesses know-how in integrating catalysts, reactor design, and stabilizing semiconductors within an integrated system for pure hydrogen production and collection and possesses intellectual property rights and know-how relating thereto;

WHEREAS, Honda and SunHydrogen mutually agreed to develop Housing Unit, Hydrogen Reactor, Hydrogen Panel, and Hydrogen Array (the “Products”).

Technical Glossary: For the purposes of this Agreement, the following terms shall have the meanings set forth below:

[*]

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties hereto agree as follows:

Article 1. Definitions

Except where the context otherwise indicates or requires, wherever used in this Agreement, the following terms shall have only the meanings as defined in this Article.

1.1	“Honda Background Intellectual Property” shall mean Intellectual Property as set forth in Appendix B.

1.2 “SunHydrogen Background Intellectual Property” shall mean Intellectual Property related with Hydrogen Sub-module, Hydrogen Module, Housing Unit design, Hydrogen Reactor design, Hydrogen Pannel design, and Hydrogen Array design as set forth in Appendix C.

RID:

Confidential

1.3 “Component Foreground Intellectual Property” shall mean all Intellectual Property conceived, developed, or created collaboratively by both Parties regarding Components pursuant to this Agreement.

1.4 “Product Foreground Intellectual Property” shall mean all Intellectual Property conceived, developed, or created collaboratively by both Parties regarding Products pursuant to this Agreement.

1.5 “Components” shall mean Hydrogen Sub-modules [*] developed by SunHydrogen, and Hydrogen Module developed by Sunhydrogen as suitable for Honda to develop the Products. Additionally, if SunHydrogen develops any new technology in the future, SunHydrogen shall inform and discuss with Honda whether to include them as Components as suitable for Honda to develop Products.

1.6 “Program” shall mean a cooperative research and development program conducted by Honda and SunHydrogen for the development of the Products.

1.7 “Products” shall mean Housing Unit, Hydrogen Reactor, Hydrogen Pannel, and Hydrogen Array [*] developed by Honda in collaboration with SunHydrogen. Additionally, if SunHydrogen develops any new technology in the future, SunHydrogen shall inform and discuss with Honda whether to include them in the definition of Products.

1.8 “Honda Affiliates” shall mean, collectively, Honda Motor Co., Ltd. and the company of which Honda Motor Co., Ltd. directly or indirectly owns more than 50 % of voting share.

Article 2. Schedule and Responsibilities; Purpose

2.1 The Parties hereto shall perform the Program in accordance with the schedule separately agreed by mutual consultation from time to time.

2.2 Unless otherwise agreed between the Parties in writing, the Parties hereto shall, in principle, allocate their roles and responsibilities (RASIC) regarding the Program as set forth in Appendix A.

2.3 The schedule and allocation of roles responsibilities specified in Article 2 shall be subject to modifications or additions which shall be from time to time agreed upon in writing between the Parties hereto.

Article 3. Exchange of Information

3.1 Subject to the provisions of Article 6 hereof, each Party hereto may disclose to the other Party such technical information and materials which such Party possesses in connection with the Material as deemed necessary and useful to facilitate the performance of the Program; provided, however, either Party shall not be required to disclose such information or material whose disclosure is prohibited under a contract with a third party.

3.2 Each Party shall keep the other Party informed of the development, progress, and current status of the Program.

RID:

Confidential

Article 4. Expenses for Technical Development

4.1 Each Party shall bear its own expenses in connection with performance of the roles allocated under the provisions of Article 2 hereof; provided that if either Party should thereby bear a disproportionate amount of expenses, such Party shall notify the other Party of such expenses, and supply the other Party with a reasonable detailed description of such expenses, and the Parties hereto shall endeavor forthwith to reach an agreement upon an equitable basis of apportionment.

4.2 All payments from a Party to the other Party in accordance with this Agreement shall be made within sixty (60) days after the receipt date of the relevant invoice.

Article 5. Prototypes

In the case that Honda determines to make prototypes of the Products (Housing Unit, Hydrogen Reactor, Hydrogen Panel, and Hydrogen Array), SunHydrogen will provide prototypes of the Components (hereinafter referred to as “Prototypes”), to Honda in accordance with the way discussed and mutually agreed by both Parties.

Article 6. Confidentiality

6.1 Each Party hereto shall treat as confidential all information of a confidential nature (including, but not limited to, records, documents and other materials, and trade secrets and samples) which may become known to either of them from the other (the “Confidential Information”). All Confidential Information disclosed under this Agreement shall, if it is in tangible or an electronic form, be clearly identified as being Confidential Information by an appropriate and conspicuous mark. If in an intangible form, it shall be identified as being Confidential Information at the time of disclosure and shall be confirmed as such in writing by the Disclosing Party to the Receiving Party within thirty (30) days of such disclosure. No Party hereto shall reveal any Confidential Information to any third party, and such Confidential Information shall be used only for the purposes of the Program. All samples provided by one Party to the other Party in connection with the Program (“Samples”) shall be deemed to be the Confidential Information of providing Party. Either Party shall not reverse-engineer or conduct component analysis of the Sample.

6.2 The provisions of this Article do not apply to Confidential Information which:

(1) falls legally into the public domain; or

(2) was already properly in the possession of the Party concerned prior to it being communicated to such Party; or

(3) is disclosed by disclosing Party to a third party without any restrictions on the third party’s right to disclose it to others; or

(4) is authorized in writing by the disclosing Party to be released from the confidentiality and restricted-use obligations hereinabove described; or

(5) was independently developed for receiving Party by an employee thereof who had no knowledge of and/or access to Confidential Information.

6.3 The Parties hereto shall procure that all officers and employees of either Party who will have contact with Confidential Information shall keep such Confidential Information confidential.

6.4 It is expressly understood that Honda shall be entitled to disclose Confidential Information received from SunHydrogen to Honda Affiliates, to the extent necessary in connection with the performance of the Program under this Agreement; provided, however, that Honda shall cause Honda Affiliates that received Confidential Information from SunHydrogen to keep confidential such Confidential Information.

RID:

Confidential

Article 7. Intellectual Property

7.1 Any invention, utility model, design, know-how or other intellectual property (hereinafter collectively referred to as “IP”) made solely by an officer(s) or employee(s) of one of the Parties hereto without knowledge of or access to any Confidential Information received from the other Party shall be the sole property of the Party who made, invented or created such IP.

7.2 In the event that an officer(s) or employee(s) of either Party creates or develops IP based on the knowledge or Confidential Information received from the other Party regarding Components, such IP shall be Component Foreground Intellectual Property jointly owned by both Parties.

7.3 In the event than an officer(s) or employee(s) of either Party creates or develops IP based on the knowledge or Confidential Information received from the other Party regarding Products, Such IP shall be Product Foreground Intellectual Property jointly owned by both Parties.

7.4 The parties hereto shall from time to time consult with each other regarding the ownership of IP made jointly by Honda and SunHydrogen during the course of the Program.

Article 8. Result of Program

The Parties hereto shall consult with each other and agree on the ownership and/or terms and conditions of exploitation of the results (including IP) of the Program from time to time and/or before expiration of the term of this Agreement. Neither Party shall commercialize the results of the Program unless such consultation is agreed by both Parties.

Article 9. No Commitment

It is hereby expressly understood by executing this Agreement that Honda shall not be deemed to have made any commitment concerning the future procurement of any units of the Components or of any material similar to the Components from SunHydrogen.

Article 10. Patent Filing

Honda shall have the freedom to use the Product Foreground Intellectual Property to file for patents with respect to Products, however, may not use the Component Foreground Intellectual Property for the production of hydrogen and other fuels and chemicals. SunHydrogen shall have the freedom to use the Component Foreground Intellectual Property to file for patents with respect to Hydrogen Sub-module, Hydrogen Module, and related to the production of hydrogen and other fuels and chemicals, however, may not use the Product Foreground Intellectual Property for development of Products. This provision, Article 10, shall survive indefinitely and beyond any termination as set forth in Article 12.

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Confidential

Article 11. Export Controls

The Parties shall fully comply with all applicable export control regulations and shall reasonably support each other in order to ensure full compliance with such regulations.

Article 12. Disputes

The Parties hereto shall be cooperative with each other and consult in good faith with each other concerning filing objections or petitions related to a third party’s application for patents or a third party’s patent and/or concerning any disputes with a third party which are related to the Program.

Article 13. Term and Termination

13.1 This Agreement shall become effective as of the Effective Date and shall continue until March 31, 2026. Notwithstanding the foregoing, both Parties can extend the term of this Agreement based on mutual written agreement as needed.

13.2 Either Party may terminate this Agreement for failure of the other Party to fulfill any of its/their obligations hereunder upon thirty (30) days notice in writing to the other Party of its default or breach unless within thirty (30) days following such notice the other Party shall fulfill its/their obligation.

13.3 Either Party may forthwith terminate this Agreement by giving a notice to the other Party, if the other Party becomes bankrupt or insolvent.

13.4 Upon termination of this Agreement, as provided herein, or by operation of law or otherwise, all rights and obligations hereunder shall terminate forthwith except for:

(a) provisions under Article 6 (Confidentiality) and Article 8(Results of Program) for five (5) years after expiration or termination of this Agreement;

(b) the payment obligation, if any, which has become due prior to termination;

(c) Honda shall retain all of its rights, title, and interest to the Honda Background Intellectual Property indefinitely, and may not be used by SunHydrogen without the prior consent of Honda.

(d) SunHydrogen shall retain all of its rights, title, and interest to the SunHydrogen Background Intellectual Property indefinitely, and may not be used by Honda without the prior written consent of SunHydrogen.

13.5 Upon termination of this Agreement, all equipment, tools and all other materials furnished by one Party to the other shall be returned to the former upon its request or otherwise disposed of in accordance with instructions from the former Party and at its expense, except for losses incident to testing.

Article14. Limitation of Liability

14.1 In no event will either Party have any liability arising out of this Agreement, including but not limited to any direct, consequential, indirect, incidental, punitive or special damages, of any kind or character, including lost profits, lost revenue, failure to realize savings or other benefits, and loss of data or use, arising out of or related to the subject matter of this Agreement.

14.2 The foregoing liability limitation applies even if either Party has been advised of the possibility of such damages. This exclusion and liability limitation shall apply even if any remedy fails of its essential purpose.

RID:

Confidential

Article 15. Force Majeure

Any failure or delay in the performance of any obligation hereunder by either Party shall be excused if due to causes or events beyond its reasonable control.

Article 16. Assignment

Neither Party may assign this Agreement without first obtaining prior written consent of the other Party hereto.

Article 17. Entire Agreement

The terms and conditions herein constitute the entire agreement and understanding of the Parties and shall supersede all communications, negotiations, arrangement and agreements, either written or oral, with respect to the subject matter hereof. No amendments to or modifications of this Agreement shall be effective unless reduced to writing and executed by the Parties hereto.

Article 18. Governing Law and Dispute Resolution

This Agreement shall be governed in all respects in accordance with the laws of Japan. All disputes, controversies or differences which may arise between the Parties shall be finally settled by arbitration administered in Tokyo, Japan in accordance with the Rules of Arbitration of the International Chamber of Commerce, which rules are deemed to be incorporated by reference in this clause. The tribunal shall consist of three (3) arbitrators. The language of the arbitration shall be English. The arbitral award is final and binding upon all Parties.

Article 19. Public Disclosure of the Joint Development Agreement and Progress Updates

The Party intending to make a public disclosure of this Agreement and any progress updates shall provide its disclosure statement to the other Party prior to the actual public disclosure. The Parties shall discuss any comments or questions regarding the disclosure statement. Neither party shall not disclose any public statement without a prior consent.

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RID:

Confidential

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement in electronic form and electronically signed via electronic signature system(s) including but not limited to AdobeSign which is provided by Adobe Inc., as of the Effective Date.

Honda R&D Co., Ltd.		SunHydrogen, Inc.

By :	/s/ YOSHIAKI MATSUZONO	By :	/s/ Timothy Young
Title:	Executive Chief Engineer	Title:	Chief Executive Officer

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Confidential

Appendix A

Roles and Responsibilities (RASIC) – see JDA Appendix A&B zip file

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Confidential

Appendix B

Honda Background IP – see JDA Appendix A&B zip file

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Confidential

Appendix C

SunHydrogen Background IP – See JDA Appendix C zip file